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                                                                   EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT

       AGREEMENT (the "Employment Agreement" or this "Agreement") dated as of the 31st day of March, 1998, between Novavax, Inc., a Delaware corporation having its principal office at 8320 Guilford Road, Columbia, Maryland 21046 (the "Company") and D. Craig Wright, M.D. ("Employee") residing at 14740 Maine Cove Terrace, Gaithersburg, Maryland 20878.

       The Company and Employee hereby agree as follows:

       1. Employment. The Company hereby employs Employee and Employee hereby accepts employment upon the terms and conditions hereinafter set forth. (As used throughout this Agreement, "Company" shall mean and include any and all of its present and future subsidiaries and any and all subsidiaries of a subsidiary.) Employee warrants that he is free to enter into and perform this Agreement and is not subject to any employment, confidentiality, non-competition or other agreement which would restrict his performance under this Agreement.

       2. Duties. Employee shall devote his full business time to the performance of services as President and Chief Scientific Officer of the Novavax Biologics division of the Company or such other senior management services as may from time to time be designated by the Company's Chief Executive Officer or the Board of Directors. During the term of this Agreement, Employee's services shall be completely exclusive to the Company and he shall devote his entire business time, attention and energies to the business of the Company and the duties to which the Company shall assign him from time to time. Notwithstanding the foregoing, it is understood and acknowledged by the parties that Employee may serve on the boards of civic and charitable organizations during his employment, may serve on the boards of one or two business entities during his employment, may accept academic appointments to teach in medical schools during one quarter of each year during his employment and may become a partner in investment entities (such as a mutual fund or a venture capital fund) provided that his time devoted to such investment entities is during non-business hours or on vacation days. Employee agrees to perform his services faithfully and to the best of his ability and to carry out the policies and directives of the Company. Employee agrees to take no action which is in bad faith and prejudicial to the interests of the Company during his employment hereunder.

       3. Term. The term of this Agreement shall begin on the date of this Agreement and shall end on June 30, 2002, unless earlier terminated in accordance with Section 7 hereof (the "Term").

       4. Compensation.

          (a) Base Compensation. For all Employee's services and covenants under this Agreement, the Company shall pay Employee an initial annual salary of $170,000, subject to annual review by the Board of Directors of the Company and payable in accordance with the Company's payroll policy as constituted from time to time.

          (b) Stock Options. Employee shall be entitled to receive stock options to purchase 60,000 shares of the Company's Common Stock, $.01 par value, at an exercise price equal to the closing price of the Company's Common Stock on March 11, 1998. The options will be subject to a Incentive Stock Option Agreement (and, to the extent required by the Internal Revenue Code, a Non-Statutory Stock Option Agreement) which shall include an option vesting schedule as follows: one-third of the shares on the six-month anniversary of the date of grant, one-third of the shares on the eighteen-month anniversary of the date of grant and one-third of the shares on the thirty-month anniversary of the date of grant.

          (c) Bonus Program. During each calendar year of the Term, a bonus pool shall be established consisting of 5% of the revenues received during the prior year by the Novavax


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Biologics division of the Company, such bonus pool not to exceed $100,000 per year. Employee shall have exclusive discretion to determine which employees of the Novavax Biologics division of the Company, including Employee, shall receive bonuses from such bonus pool and the amounts of such bonuses.

          (d) Patent Assignment Bonus. Employee shall be entitled to receive a bonus of $5,000 for each patent application in which Employee is listed as the inventor that is assigned to the Company. If on any such patent application there is listed more that one inventor, the amount of the bonus shall be reduced proportionately.

       5. Expenses. Employee shall be entitled to reimbursement for reasonable expenses incurred by Employee in connection with the performance of his duties hereunder upon receipt of vouchers therefor in accordance with such procedures as the Company has heretofore or may hereafter establish.

       6. Employee Benefits.

          (a) Employee shall be entitled to four weeks paid vacation time per year, calculated on a calendar year basis in accordance with Company policies in effect from time to time.

          (b) Employee shall be entitled to participate in all group insurance programs, stock option plans or other fringe benefit plans which the Company may now or hereafter in its sole and absolute discretion make available generally to its employees, but the Company shall not be required to establish any such program or plan.

          (c) Employee shall be entitled to the use of a Company automobile during the Term in accordance with Company policies in effect from time to time.

       7. Termination of Employment. Notwithstanding any other provision of this Agreement, Employee's employment may be terminated:

          (a) By the Company, in the event of Employee's willful failure or refusal to perform in all material respects the services required of him hereby, after a specific written warning with regard thereto, which shall include a statement of corrective actions and a 30 day period for the Employee to respond and implement such actions, has been given to Employee by the Chief Executive Officer of the Company or its Board of Directors, his willful failure or refusal to carry out any proper direction by the Chief Executive Officer or the Board of Directors with respect to the services to be rendered by him hereunder or the manner of rendering such services, his willful misconduct in the performance of his duties hereunder or his commission of a felony involving moral turpitude;

          (b) By the Company, upon 30 days' notice to Employee, if he should be prevented by illness, accident or other disability (mental or physical) from discharging his duties hereunder for one or more periods totalling three months during any twelve-month period;

          (c) By the Company, without cause, provided that if Employee's employment is terminated pursuant to this Section 7(c), Employee shall be entitled to receive his then current salary as set forth in Section 4(a) above, but not a performance bonus, for two years from the date of termination, payable in accordance with the Company's payroll policy as constituted from time to time together with any accrued vacation pay and in the amounts set forth in Section 4(a) above;

          (d) By Employee with "Good Reason" (as hereinafter defined), provided that if Employee's employment is terminated pursuant to this Section 7(d), Employee shall be entitled to receive his then current salary as set forth in
Section 4(a) above, but not a performance bonus, for


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one year from the date of termination, payable in accordance with the Company's payroll policy as constituted from time to time together with any accrued vacation pay at his then current salary and in the amounts set forth in Section 4(a) above. The Employee shall be entitled to terminate his employment for "Good Reason" if his responsibilities and authority are reduced or diluted in any material way (other than for cause) without his consent.

          (e) By the event of Employee's death during the term of his employment; whereupon the Company's obligation to pay further compensation hereunder shall cease forthwith, except that Employee's legal representative shall be entitled to receive his fixed compensation for the period up to the last day of the month in which such death shall have occurred.

       8. All Business to be Property of the Company; Assignment of Intellectual Property.

          (a) Employee agrees that any and all presently existing business of the Company and all business developed by him or any other employee of the Company including without limitation all contracts, fees, commissions, compensation, records, customer or client lists, agreements and any other incident of any business developed, earned or carried on by Employee for the Company is and shall be the exclusive property of the Company, and (where applicable) shall be payable directly to the Company.

          (b) Employee hereby grants to the Company (without any separate remuneration or compensation other than that received by him from time to time in the course of his employment) his entire right, title and interest throughout the world in and to, all research, information, procedures, developments, all inventions and improvements whether patentable or nonpatentable, patents and applications therefor, trademarks and applications therefor, copyrights and applications therefor, programs, trade secrets, plans, methods, and all other data and know-how (herein sometimes "Intellectual Property") made, conceived, developed and/or acquired by him solely or jointly with others during the period of his employment with the Company, which are either (i)made, conceived, developed or acquired during regular business hours or on the premises of, or using properties of, the Company or in the regular scope of Employee's employment by the Company or (ii) if related to the Company's business, whether or not made, conceived, developed or acquired during regular business hours or on the premises of, or using properties of, the Company or in the regular scope of Employee's employment by the Company.

          (c) Subject to any prior rights granted to IGEN, Inc., a subsidiary of IGI, Inc., if the Company decides to abandon an application or patent, for which Employee was the inventor, the Company will give 30 days' notice to Employee of its intent to abandon such patent or application and, upon notice from Employee that he desires to receive an assignment of such patent or application, the Company shall assign all of its rights in and to such patent or application to Employee for no additional consideration from the Employee.

       9. Confidentiality. Except as necessary in performance of services for the Company or if required by law and except for such information that becomes generally available to the public through no fault of Employee, Employee shall not, either during the period of his employment with the Company or thereafter, use for his own benefit or disclose to or use for the benefit of any person outside the Company, any information concerning any Intellectual Property, or other confidential or proprietary information of the Company, including without limitation, any of the materials listed in Section 8(a), whether Employee has such information in his memory or embodied in writing or other tangible form. All originals and copies of any of the foregoing, however and whenever produced, shall be the sole property of the Company, not to be removed from the premises or custody of the Company without in each instance first obtaining authorization of the Company, which authorization may be revoked by the Company at any time. Upon the termination of Employee's employment in any manner or for any reason, Employee shall promptly surrender to the Company all copies of any of the foregoing, together with any documents,


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materials, data, information and equipment belonging to or relating to the
Company's business and in his possession, custody or control, and Employee shall not thereafter retain or deliver to any other person any of the foregoing or any summary or memorandum thereof.

       10. Non-Competition Covenant. As the Employee is a significant stockholder of the Company and as such has a financial interest in the success of the Company's business and as Employee recognizes that the Company would be substantially injured by Employee competing with the Company, Employee agrees and warrants that within the United States, he will not, unless acting with the Company's express prior written consent, directly or indirectly, while an employee of the Company and during the Non-Competition Period, as defined below, own, operate, join, control, participate in, or be connected as an officer, director, employee, partner, stockholder, consultant, or otherwise with, any business or entity which competes with the business of the Company (or its successors or assigns) as such business is now constituted or as it may be constituted at any time during the term of this Agreement; provided, however, that Employee may own less than one percent of the equity of a publicly traded company. The "Non-Competition Period" shall be a period of two years following termination of employment.

       Employee and the Company are of the belief that the period of time and the area herein specified are reasonable in view of the nature of the business in which the Company is engaged and proposes to engage, the state of its business development and Employee's knowledge of this business. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as is adjudged to be reasonable.

       11. Non-Solicitation Agreement. Employee agrees and covenants that he will not, unless acting with the Company's express written consent, directly or indirectly, during the term of this Agreement or for a period of two years thereafter, solicit, entice away or interfere with the Company's contractual relationships with any customer, officer or employee of the Company.

       12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or three days after having been mailed by first class mail, postage prepaid, or twenty-four hours after having been sent by Federal Express or similar overnight delivery services, as follows: (a) if to Employee, at the address shown at the head of this Agreement, or to such other person(s) or address(es) as Employee shall have furnished to the Company in writing; and (b) if to the Company, at the address shown at the head of this Agreement,
Attention: Richard F. Maradie, with a copy to David A. White, Esq., White & McDermott, P.C., 65 William Street, Suite 209, Wellesley, Massachusetts 02181, or to such other person(s) or address(es) as the Company shall have furnished to the Employee in writing.

       13. Assignability. In the event that the Company shall be merged with, or consolidated into, any other corporation, or in the event that it shall sell and transfer substantially all of its assets to another corporation, the terms of this Agreement shall inure to the benefit of, and be assumed by, the corporation resulting from such merger or consolidation, or to which the Company's assets shall be sold and transferred. This Agreement shall not be assignable by Employee, but it shall be binding upon, and to the extent provided in Section 7 shall inure to the benefit of, his heirs, executors, administrators and legal representatives.

       14. Entire Agreement. This Agreement contains the entire agreement between the Company and Employee with respect to the subject matter hereof and there have been no oral or other prior agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.


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       15. Equitable Relief. Employee recognizes and agrees that the Company's remedy at law for any breach of the provisions of Sections 8, 9, 10 or 11 hereof would be inadequate, and he agrees that for breach of such provisions, the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance. Should Employee engage in any activities prohibited by this Agreement, he agrees to pay over to the Company all compensation, remuneration or monies or property of any sort received in connection with such activities; such payment shall not impair any rights or remedies of the Company or obligations or liabilities of Employee which such parties may have under this Agreement or applicable law.

       16. Amendments. This Agreement may not be amended, nor shall any change, waiver, modification, consent or discharge be effected except by written instrument executed by the Company and Employee.

       17. Severability. If any part of any term or provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable to any extent by a court of competent jurisdiction, such circumstances shall in no way affect any other term or provision of this Agreement, the application of such term or provision in any other circumstances, or the validity or enforceability of this Agreement.

       18. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation hereof.

       19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Delaware, without regard to the principles of conflict of law thereof.

       20. Resolution of Disputes. With the exception of proceedings for equitable relief brought pursuant to Section 15 of this Agreement or any stock option agreement, any disputes arising under or in connection with this Agreement or any stock option agreement including, without limitation, any assertion by any party hereto that the other party has breached any provision of this Agreement, shall be resolved by arbitration, to be held in Baltimore, Maryland, in accordance with the rules and procedures of the American Arbitration Association. All costs, fees and expenses, including reasonable attorney fees, of any arbitration or equitable relief proceeding in connection with this Agreement shall be borne by, and be the obligation of, the Company. In no event shall the Employee be required to reimburse the Company for any of the costs and expenses incurred by the Company relating to any arbitration. The obligation of the Company under this Section 20 shall survive the termination for any reason of the Term (whether such termination is by the Company or by the Employee).

       21. Indemnification. The Employee shall be entitled to liability and expense indemnification to the fullest extent permitted by the Company's current By-laws and Certificate of Incorporation, whether or not the same are subsequently amended.

       22. Survivorship. The respective rights and obligations of the parties to this Agreement shall survive any termination of this Agreement or the Employee's employment hereunder for any reason to the extent necessary to the intended preservation of such rights and obligations.


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       IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

                                    NOVAVAX, INC.

[SEAL]

                                    By:   /s/ Richard F. Maradie
                                       ----------------------------------------
                                       Richard F. Maradie, President and CEO



                                      /s/ D. Craig Wright
                                    -------------------------------------------
                                    D. Craig Wright, M.D.


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